EXHIBIT 4.4

            SECOND SUPPLEMENTAL INDENTURE, dated as of July 10, 1996 (this "Second Supplemental Indenture"), among Rockefeller Center Properties, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), having its principal office at c/o Tishman Speyer Properties, L.P., 520 Madison Avenue, New York, New York 10022, RCPI Trust, a business trust duly organized and existing under the laws of the State of Delaware (the "New Company"), and United States Trust Company of New York (as successor to Manufacturers Hanover Trust Company pursuant to that certain Instrument of Resignation, Appointment and Acceptance, dated as of December 1, 1993, among the Company, Chemical Bank (successor by merger to Manufacturers Hanover Trust Company) and United States Trust Company of New York), a banking corporation duly organized and existing under the laws of the State of New York, as Trustee (the "Trustee") having its Corporate Trust Office at 114 West 47th Street, 15th Floor, New York, New York 10036-1532.

                             RECITALS OF THE COMPANY

            The Company has heretofore executed and delivered to the Trustee an Indenture dated as of September 15, 1985 (the "Original Indenture") and a First Supplemental Indenture dated as of December 15, 1985 (the "First Supplemental Indenture" and together with the "Original Indenture", the "Indenture") under which the Company issued its Current Coupon Convertible Debentures due 2000 and Zero Coupon Convertible Debentures due 2000 (collectively, the "Securities").

            Section 1206 of the Indenture requires that the Company execute and deliver a supplemental indenture to the Trustee in the event of a change in the relative rights or preferences of outstanding shares of the Company's common stock.

            Section 801(1) of the Indenture requires that in the event the Company conveys or transfers its properties and assets substantially as an entirety to any Person, among other things, such Person is required to execute a supplemental indenture in which such Person expressly assumes the due and punctual payment of the principal of and interest (including all additional amounts, if any, payable pursuant to Section 1004 of the Indenture) on all the Securities and the performance of every covenant of the Indenture on the part of the Company to be performed or
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observed and to provide for conversion rights in accordance with Section 1206 of the Indenture.

            On the date hereof, pursuant to the Agreement and Plan of Merger, dated as of November 7, 1995, among RCPI Holdings Inc., a Delaware corporation ("RCPI Holdings"), RCPI Merger Inc., the investors listed therein and the Company (the "Merger Agreement"), RCPI Holdings merged with and into the Company, with the Company being the surviving corporation after such merger (such merger is herein referred to as the "REIT Merger"). In connection with the REIT Merger, each outstanding share of the Company's common stock (other than the shares of the Company's common stock described in the first parenthetical clause of Section 2.1(a) of the Merger Agreement) has been converted into the right to receive a cash payment equal to eight dollars ($8.00).

            Also on the date hereof, and immediately following the REIT Merger, the Company transferred all of its assets and liabilities to the New Company (the "Asset Transfer") and the New Company has assumed the due and punctual payment of the principal of and interest (including all additional amounts, if any, payable pursuant to Section 1004 of the Indenture) on all the Securities and the performance of every covenant of the Indenture on the part of the Company to be performed or observed.

            The Company and the New Company desire to enter into this Second Supplemental Indenture (i) pursuant to Section 1206 of the Indenture, to reflect the change in the relative rights of outstanding shares of the Company's common stock resulting from the REIT Merger and (ii) pursuant to Section 801(1) of the Indenture, to evidence the New Company's assumption of the due and punctual payment of all amounts owing in respect of the Securities and the performance of every other covenant of the Indenture on the part of the Company to be performed or observed as a result of the Asset Transfer.

            The Company and the New Company also desire to supplement the Indenture pursuant to Section 901(7) thereof to provide for the repurchase of Securities by the Company in any instance in which the Company would be permitted to redeem Securities under the Indenture at a repurchase price identical to the consideration payable in respect of the redemption of such Securities in order that the additional provision providing for the aforementioned right to repurchase Securities shall not adversely affect the interests of the Holders of Securities of any series or any related coupons in any material respect.


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            The Company and the New Company therefore desire that the Trustee join in the execution of this Second Supplemental Indenture for the purpose of supplementing and amending certain provisions of the Indenture as hereinafter set forth.

            All things necessary to make this Second Supplemental Indenture a valid agreement of the Company and the New Company in accordance with its terms have been done.

            NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

            For and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

SECTION 1. Definitions. All terms which are defined in the Indenture and not otherwise defined herein shall have the meanings set forth in the Indenture when used herein.

SECTION 2.  Reclassification of the Company's Common Stock.

            (a) In accordance with Section 1206 of the Indenture, from and after the effective time of the REIT Merger (the "Effective Time"), the Holder of a Current Coupon Debenture or Zero Coupon Debenture Outstanding at the Effective Time shall, after the Effective Time and only at such times as may be provided by the terms and conditions of the Indenture and such Current Coupon Debenture or Zero Coupon Debenture, have the right to convert such Current Coupon Debenture or Zero Coupon Debenture only into cash in an amount equal to eight dollars ($8.00) in respect of each share of Common Stock into which such Current Coupon Debenture or Zero Coupon Debenture could otherwise have been converted at the time of conversion pursuant to the terms and conditions of the Indenture and such Current Coupon Debenture or Zero Coupon Debenture.

            (b) In compliance with Sections 801(3) and 1206 of the Indenture, the Company has delivered to the Trustee (i) an Officers' Certificate and an Opinion of Counsel, each stating that the transactions described in the fourth Recital hereto and the provisions of this Second Supplemental Indenture comply with Article Eight of the Indenture and confirming compliance with all conditions precedent provided for in Article Eight of the Indenture relating to such transactions and (ii) an Opinion of Counsel as to the correctness of the provisions contained in this Second Supplemental Indenture relating to the amount of cash receivable by Holders of the Securities upon the conversion


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of their Securities after the consummation of the transactions described in the fourth recital hereto.

SECTION 3. Transfer of the Company's Assets and Liabilities to New Company

            (a)   In accordance with Section 801(1) of the Indenture:

                  (i) New Company hereby represents that it is a business trust organized and existing under the laws of the State of Delaware;

                (ii) New Company hereby expressly assumes the due and punctual payment of the principal of and interest (including all additional amounts, if any, payable pursuant to Section 1004 of the Indenture) on all the Securities and the performance of every covenant of the Indenture on the part of the Company to be performed or observed; and

               (iii) New Company hereby agrees to provide for the conversion rights granted to Holders of the Securities in accordance with Section 1206 of the Indenture as modified by Section 2 of this Second Supplemental Indenture.

            (b) In compliance with Section 801(3) of the Indenture, the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that the transactions described in the fifth Recital hereto and the provisions of this Second Supplemental Indenture comply with Article Eight of the Indenture and confirming compliance with all conditions precedent provided for in Article Eight of the Indenture relating to such transactions.

SECTION 4.  Amendment to the Indenture

            The Original Indenture is hereby amended pursuant to Section 901(7) of the Indenture by

            (i) amending Sections 305, 309 and 614 by adding the words "or repurchase or purchase" after the word "redemption" in each case;

            (ii) amending the form of Face of Coupon and the form of Face of Special Coupon for the Securities set forth in Article Two by adding ", repurchase or purchase" after the word "redemption" in each case;

            (iii) amending the seventh paragraph of the Form of Reverse of the Form of Definitive Current Coupon Debenture set forth in Section 202 by adding the words


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      "or repurchase" after the word "redemption" in the eighteenth line thereof and adding the words "or Repurchase Date, as the case may be" after the words "Redemption Date" in the nineteenth line thereof;

            (iv) amending Section 401 as follows:

                        (A) adding the words "or repurchase or purchase" after
            the word "redemption" on the eighth line of Section 401(1)(A) and the first and third lines of Section 401(1)(B)(iii); and

                        (B) adding the words "or Repurchase Date" after the
            words "Redemption Date" on the ninth line of Section 401(1)(A);

                        (C) adding "either (a)" after the word
            "above," on the tenth line of Section 401(B); and

                        (D) adding the words "or (b) in the case of the
            repurchase or purchase of all such Securities, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose, an amount sufficient to pay the entire Repurchase Price plus interest to the Repurchase Date on such Securities and coupons not theretofore delivered to the Trustee for cancellation" at the end of Section 401(1)(B);

            (v) amending Section 508 by replacing the second parenthetical clause with "(or, in the case of redemption, repurchase or purchase, on the Redemption Date or Repurchase Date, as appropriate)";

            (vi) amending Section 514 by replacing the parenthetical clause therein with "(or, in the case of redemption, repurchase or purchase, on or after the Redemption Date or Repurchase Date, as appropriate)";

            (vii) amending the title of Article Eleven to read
      "Redemption or Repurchase of Securities";

            (viii) amending Article Twelve by adding "or Repurchase Date" after "Redemption Date" in each case other than as provided in clause (ix) below; and

            (ix) amending Section 1201 by adding the words "or repurchase" after the word "redemption" on the fourth line thereof and adding the words "or Repurchase Date, as the case may be" after the words "Redemption Date" on the fifth line thereof;


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            (x) adding the following provision as Section 1108 of the Original
      Indenture:

            "Section 1108.  Repurchase in lieu of Redemption.
                  (a) In the event the Company is permitted or required to redeem any Securities in accordance with their terms and Article 11 of this Indenture, the Company may instead elect to repurchase or cause its designee to purchase such Securities from the Holders in accordance with this Section 1108.

                  (b) The election of the Company to repurchase or cause its designee to purchase any Securities shall be evidenced by a Board Resolution. In the case of any repurchase or purchase at the election of the Company of less than all the Securities of any series, the Company shall, at least 60 days prior to the date fixed by the Company for such repurchase or purchase (unless a shorter notice shall be satisfactory to the Trustee) (such date, the "Repurchase Date"), notify the Trustee of such Repurchase Date and of the principal amount of Securities of such series to be repurchased or purchased. In the case of any repurchase or purchase of Securities prior to the expiration of any restriction on the redemption, repurchase or purchase of such Securities provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with such restriction or condition. If the redemption of any Securities which the Company elects to repurchase or purchase would have been subject to a condition specified in the terms of such Securities, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with such restriction or condition.

                  (c) If less than all the Securities of any series are to be repurchased or purchased, the particular Securities to be repurchased or purchased shall be selected not more than 60 days prior to the Repurchase Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, repurchase or purchase, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for repurchase or purchase of portions (equal to $5,000 or any integral multiple thereof) of the principal amount of Registered Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series. The Trustee shall promptly notify the


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      Company in writing of the Securities selected for repurchase or purchase and, in the case of any Securities selected for partial repurchase or purchase, the principal amount thereof to be repurchased or purchased. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the repurchase or purchase of Securities shall relate, in the case of any Securities repurchased or purchased or to be repurchased or purchased only in part, to the portion of the principal amount of such Securities which has been or is to be repurchased or purchased.

                  (d) Notice of repurchase shall be given in the manner provided in Section 106 to the Holders of Securities to be repurchased or purchased not less than 30 nor more than 60 days prior to the Repurchase Date.

            All notices of repurchase shall state:

                  (1)   the Repurchase Date,

                  (2) the price at which the Securities to be repurchased or purchased would have been redeemed had the Company not elected to repurchase or cause its designee to purchase such Securities but instead had elected to redeem such Securities (the "Repurchase Price"),

                  (3) if less than all the Outstanding Securities of any series are to be repurchased or purchased, the identification (and, in the case of partial repurchase or purchase, the principal amounts) of the particular Securities to be repurchased or purchased,

                  (4) that on the Repurchase Date the Repurchase Price will become due and payable upon each such Security to be repurchased or purchased and, if applicable, that interest thereon will cease to accrue on and after said date,

                  (5) in the case of Current Coupon Debentures or of Zero Coupon Debentures, the Conversion Price, the date on which the right to convert the principal of the Current Coupon Debentures or Zero Coupon Debentures to be repurchased or


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                        purchased may be exercised and the place or places where
                        such Current Coupon Debentures or Zero Coupon Debentures may be surrendered for conversion, and

                  (6) the place or places where such Securities, together in the case of Bearer Securities with all coupons appertaining thereto, if any, maturing after the Repurchase Date, are to be surrendered for payment of the Repurchase Price.

                  A notice of repurchase published as contemplated by Section 106 need not identify particular Registered Securities to be repurchased or purchased.

                  Notice of repurchase of Securities to be repurchased or purchased at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

                  (e) Prior to any Repurchase Date, the Company or its designee shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Repurchase Price of, and (except if the Repurchase Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be repurchased or purchased on that date other than any Current Coupon Debentures or Zero Coupon Debentures called for repurchase or purchase on that date which have been surrendered for conversion prior to the date of such deposit.

                  If any Current Coupon Debenture or Zero Coupon Debenture called for repurchase or purchase is converted, any money deposited with the Trustee or with a Paying Agent or so segregated and held in trust for the repurchase or purchase of such Current Coupon Debenture or Zero Coupon Debenture shall be paid to the Company on Company Request or, if then held by the Company, shall be discharged from such trust.

                  (f) Notice of repurchase having been given by the Company to the Holders of the Securities to be repurchased or purchased in accordance with Section 106 and Section 1108(d), (i) on the Repurchase Date, the indebtedness evidenced by the Securities to be


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      repurchased or purchased shall be deemed to be repurchased or purchased by and assigned (without representation or warranty whatsoever by, or recourse to, any Holder or the Trustee) to the Company or its designee, and from and after the Repurchase Date (unless the Company or its designee shall default in the payment of the Repurchase Price and accrued interest) such Securities shall cease to be entitled to the benefit of the Indenture, and (ii) on the Repurchase Date, the Holders of the Securities so to be repurchased or purchased shall be paid the Repurchase Price, together with accrued interest to the Repurchase Date. In furtherance of the foregoing, subsequent to such repurchase or purchase, as aforesaid, upon surrender of any such Security for repurchase or purchase in accordance with said notice, together with all coupons, if any, appertaining thereto maturing after the Repurchase Date, such Security shall be endorsed over to the Company or its designee by the Trustee or such other Person to whom the Security was surrendered in accordance with the terms of this Indenture; provided, however, that installments of interest on Bearer Securities whose Stated Maturity is on or prior to the Repurchase Date shall be payable only upon presentations and surrender of coupons for such interest (at an office or agency located outside the United States except as otherwise provided in Section 1002), and provided, further, that installments of interest on Registered Securities whose Stated Maturity is on or prior to the Repurchase Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

                  If any Bearer Security surrendered in accordance with the foregoing shall not be accompanied by all appurtenant coupons maturing after the Repurchase Date, the Repurchase Price to be paid for such Security may be reduced by an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee, if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to any Paying Agent any such missing coupon in respect of which a deduction shall have been made from the Repurchase Price, such Holder shall be entitled to receive the amount so deducted; provided,


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      however, that interest represented by coupons shall be payable only upon presentation and surrender of those coupons at an office or agency located outside of the United States except as otherwise provided in Section 1002.

                  If any Security called for repurchase or purchase shall not be so repurchased or purchased in accordance with the foregoing, the principal shall, until paid, bear interest from the Repurchase Date at the rate prescribed therefor in the Security.

                  (g) Any Registered Security which is to be repurchased or purchased only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Registered Security or Securities of the same series, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the portion of the principal of the Security so surrendered which is not repurchased or purchased, as the case may be.

                  (h) Notwithstanding the terms of Section 309, the Securities and coupons surrendered for repurchase or purchase pursuant to Section 1108 shall not be cancelled by the Trustee.

                  (i) The Holder of any Security called for purchase or repurchase shall have the same rights to convert such Security as the Holder of a Security called for redemption. The Holder of any Security purchased or repurchased only in part shall have the same rights to be issued a new Security or Securities for the portion not purchased or repurchased as the Holder of a Security redeemed only in part would have to be issued a new Security or Securities for the portion not redeemed. The Holder of a Zero Coupon Debenture called for purchase or repurchase shall have the same rights to the payment of interest in the event of a default in payment upon purchase or repurchase as a Holder of a Zero Coupon Debenture called for redemption would have in the event of a default in payment upon redemption."


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SECTION 5.  Miscellaneous

            (a) THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            (b) This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of which shall together constitute but one and the same instrument.

            (c) The Company, the New Company and the Trustee hereby ratify and reaffirm the provisions of the Original Indenture, as amended by the First Supplemental Indenture and as further amended by this Second Supplemental Indenture, in all respects.


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            IN WITNESS WHEREOF, the parties hereto have caused this Second
Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                              ROCKEFELLER CENTER PROPERTIES, INC.

                              By:/s/ Ralph F. Rosenberg
                                 -------------------------
                                 Name:  Ralph F. Rosenberg
                                 Title: Vice President

Attest:

/s/ Geoffrey P. Wharton
---------------------------
Name:  Geoffrey P. Wharton
Title: Vice President and
        Assistant Secretary

                              UNITED STATES TRUST COMPANY
                              OF NEW YORK

                              By:/s/ Louis P. Young
                                 ---------------------
                                 Name:  Louis P. Young
                                 Title: Vice President

Attest:

/s/ Gerard F. Ganey
----------------------
Name:  Gerard F. Ganey
Title: Senior Vice President

                              RCPI TRUST

                              By:/s/ Ralph F. Rosenberg
                                 -------------------------
                                 Name:  Ralph F. Rosenberg
                                 Title: Vice President

Attest:

/s/ Geoffrey P. Wharton
---------------------------
Name:  Geoffrey P. Wharton
Title: Vice President and
        Assistant Secretary

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